Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-258448 and 333-280117) and Form S-8 (Nos. 333-240065, 333-253159, 333-262406, 333-269671, 333-277114, 333-282917, and 333-284555) of Nurix Therapeutics, Inc. of our report dated January 28, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

San Jose, California
January 28, 2026